SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): August 6, 2002
                                                  (August 6, 2002)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                     00-29669                 84-1176494
-----------------------------    ---------------------     ---------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
      of incorporation)                                     Identification No.)



     8100 South Akron, Suite 308
     Englewood, Colorado                                          80112
------------------------------------------------------     ---------------------
     (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5.   OTHER EVENTS


     OnLine Power Supply, Inc. announced today that it was clarifying voting procedures for its annual meeting to be held August 14, 2002 relating voting instructions as distributed for the street name or brokerage account shareholder mailing.

     It isn't apparent that shareholders have a clear choice to vote "against" an individual director nominee. OPS has taken steps to ensure that all shareholders' right to vote against one or more nominees is recognized in the voting process.

     The beneficial owners are receiving from their brokers an instruction ballot prepared by ADP Proxy Services, Inc. which has boxes "For All Nominees," "Withhold All Nominees," and "Withhold Authority To Vote For Any Individual Nominee- Write Number(s) of Nominees Below." The numbers assigned to each director nominee are listed on the front of ADP's instruction ballot. ADP's instructions should follow our procedure for voting for directors precisely. ADP's instructions do not have the same procedures for voting for directors as OPS' proxy card.

     WE WANT TO ELIMINATE THE CONFUSION CAUSED BY ADP'S METHOD IN LAYING OUT OUR PROXY FORMAT. YOUR VOTES "WITHHOLD" WILL BE COUNTED AS VOTES "AGAINST."

     OPS and its transfer agent will count instructions on ADP's box "Withhold All Nominees" as a VOTE AGAINST ALL NOMINEES.

     OPS and its transfer agent will count instructions on ADP's box "Withhold Authority To Vote For Any Individual Nominee," followed by a number or numbers indicating withhold authority for one or more of the directors (as numbered on the instructions), as a vote AGAINST the individual director or directors indicated.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: August 6, 2002                       By:   /s/  Glenn M. Grunewald
                                                --------------------------------
                                                GLENN M. GRUNEWALD,
                                                Chief Executive Officer


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